Exhibit 99.1

News Release		AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com
For Release: May 6, 2009	Contact:	Dale C. Davies Michael Obertop 636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. REPORTS NET EARNINGS OF $2.7 MILLION
FOR THE QUARTER ENDED MARCH 31, 2009
St. Charles, MO, May 6, 2009 — American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its first quarter 2009 financial results.
“Despite the impact of a weak economy on the freight railcar market, we shipped 1,491 railcars in the first quarter of 2009. Our current level of operations resulted in EBITDA of $14.1 million and net earnings of $2.7 million in the first quarter of 2009,” said James Cowan, President and CEO of ARI. “In addition to a solid manufacturing performance, our railcar services segment remained strong with $12.3 million of revenue for the first quarter of 2009. We are pleased with first quarter results, but the impact on railcar demand from the weak economy will require a slowing of new railcar shipments. We will continue to evaluate production levels at all locations and seek to align the workforce with industry demand. Our balance sheet continues to be a source of strength with $261.1 million in cash and $31.6 million in short-term investments.”
For the three months ended March 31, 2009, revenues were $156.9 million and net earnings were $2.7 million or $0.13 per diluted share. In comparison, for the three months ended March 31, 2008, revenues were $184.0 million and net earnings were $10.1 million or $0.48 per diluted share. Net interest expense increased $0.9 million, after-tax, or $0.04 per diluted share, primarily due to lower interest income, other income decreased $2.0 million, after-tax, or $0.09 per diluted share, primarily as a result of gains in 2008 on derivatives and income from joint ventures decreased $0.7 million, after-tax, or $0.03 per diluted share primarily due to costs of preparing our new axle joint venture for operations.
Revenues were lower in the first quarter of 2009 when compared to the same period of 2008 primarily due to lower railcar shipments, partially offset by increased average railcar selling prices due to a change in product mix. During the three months ended March 31, 2009, the Company shipped 1,491 railcars compared to 1,902 railcars in the same period of 2008.
EBITDA was $14.1 million in the first quarter of 2009 compared to EBITDA of $23.6 million in the first quarter of 2008. The decrease in EBITDA resulted primarily from decreased volume, as discussed above, a decrease in gross profit margin and a decrease in other income. The Company’s gross profit margin decline is primarily attributable to lower shipments and market conditions that resulted in competitive pricing. To control costs, workforce levels have been reduced. Other income decreased to a loss in the first quarter of 2009. Other income in the first quarter of 2008 included income related to total return swaps, which were settled in the third quarter of 2008. A reconciliation of the Company’s net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
Our backlog was reduced to 2,752 railcars as of March 31, 2009. This reduction resulted primarily from weak demand for railcars, driven primarily by a weak economy and a difficult credit environment. The Company has been and will continue to competitively quote railcar orders including coal railcars for which the Company has two prototypes that were placed in service.
ARI will host a webcast and conference call on Thursday, May 7, 2009 at 10:00 am (Eastern Time) to discuss the Company’s first quarter 2009 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 800-599-9816 and use participant code 24927014. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
An audio replay of the call will also be available on the Company’s website promptly following the earnings call.

About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are forward—looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding anticipated future production rates, expectations about the continued rate of operation of manufacturing sites, statements about seeking to align our workforce with industry demand, statements about the causes and effects of weak demand for railcars, the weak economy and a difficult credit environment, statements regarding prospects for orders and new railcar products and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the current economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; the health of and prospects for the overall railcar industry; our prospects in light of the cyclical nature of its railcar manufacturing business and the current economic environment; our reliance upon a small number of customers that represent a large percentage of our revenues; our ability to manage overhead and production slow downs; the highly competitive nature of the railcar manufacturing industry, fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; risks associated with potential acquisitions or joint ventures; the risk of lack of acceptance of our new railcar offerings by our customers; the sufficiency of our liquidity and capital resources; the conversion of our railcar backlog into revenues; anticipated production schedules for our products and the anticipated construction and production schedules of our joint ventures; the impact and anticipated benefits of any acquisitions we may complete; the impact and costs and expenses of any litigation we may be subject to now or in the future; compliance with covenants contained in our unsecured senior notes and in our revolving credit facility; the ongoing benefits and risks related to our relationship with Mr. Carl C. Icahn, our principal beneficial stockholder and the chairman of our board of directors, and certain of his affiliates; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$261,091	$291,788
Short term investments — available-for-sale securities	31,642	2,565
Accounts receivable, net	29,188	39,725
Accounts receivable, due from affiliates	15,114	10,283
Inventories, net	81,366	97,245
Prepaid expenses and other current assets	5,569	5,314
Deferred tax assets	1,729	2,297

Total current assets	425,699	449,217

Property, plant and equipment, net	206,087	206,936
Deferred debt issuance costs	3,073	3,204
Goodwill	7,169	7,169
Other assets	37	37
Investments in joint ventures	13,533	13,091

Total assets	$655,598	$679,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	32,758	42,201
Accounts payable, due to affiliates	3,730	5,193
Accrued expenses and taxes	5,571	7,758
Accrued compensation	10,365	10,413
Accrued interest expense	1,751	6,907
Accrued dividends	639	639

Total current liabilities	54,814	73,111

Senior unsecured notes	275,000	275,000
Deferred tax liability	2,125	4,683
Pension and post-retirement liabilities	8,967	9,024
Other liabilities	3,046	3,111

Total liabilities	343,952	364,929

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 shares issued and outstanding at March 31, 2009 and December 31, 2008	213	213
Additional paid-in capital	239,617	239,617
Retained earnings	82,122	80,035
Accumulated other comprehensive loss	(10,306)	(5,140)

Total stockholders’ equity	311,646	314,725

Total liabilities and stockholders’ equity	$655,598	$679,654

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2009	2008
Revenues:
Manufacturing operations (including revenues from affiliates of $48,405 and $34,689 for the three months ended March 31, 2009 and 2008, respectively)	$144,670	$170,784

Railcar services (including revenues from affiliates of $3,533 and $4,053 for the three months ended March 31, 2009 and 2008, respectively)	12,277	13,265

Total revenues	156,947	184,049

Cost of revenue:
Manufacturing operations	(130,098)	(150,890)
Railcar services	(10,472)	(10,867)

Total cost of revenue	(140,570)	(161,757)
Gross profit	16,377	22,292

Selling, administrative and other (including costs related to affiliates of $151 both for the three months ended March 31, 2009 and 2008)	(7,013)	(6,841)

Earnings from operations	9,364	15,451

Interest income (including income related to affiliates of $5 and $11 for the three months ended March 31, 2009 and 2008, respectively)	1,183	2,557
Interest expense	(5,140)	(5,043)
Other (loss) income	(96)	3,199
(Loss) earnings from joint ventures	(842)	304

Earnings before income tax expense	4,469	16,468
Income tax expense	(1,743)	(6,340)

Net earnings	$2,726	$10,128

Net earnings per common share — basic	$0.13	$0.48
Net earnings per common share — diluted	$0.13	$0.48
Weighted average common shares outstanding — basic	21,302	21,302
Weighted average common shares outstanding — diluted	21,302	21,302

Dividends declared per common share	$0.03	$0.03

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2009	2008
Operating activities:
Net earnings	$2,726	$10,128
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation	5,644	4,652
Amortization of deferred costs	171	203
Loss on disposal of property, plant and equipment	71	1
Stock based compensation	(35)	293
Change in investments in joint ventures as a result of loss (earnings)	842	(304)
Unrealized loss (gain) on derivatives	91	(3,135)
Provision for deferred income taxes	712	1,571
(Benefit) provision for doubtful accounts receivable	(37)	11
Investing activities reclassified from operating activities:
Interest income on short-term investments — available-for-sale securities	(647)	—
Realized loss on derivatives	20	—
Dividends received from short-term investments — available-for-sale securities	(15)	—
Changes in operating assets and liabilities:
Accounts receivable, net	10,574	(14,851)
Accounts receivable, due from affiliate	(4,831)	13,215
Inventories, net	15,879	(4,268)
Prepaid expenses	(344)	284
Accounts payable	(9,443)	11,099
Accounts payable, due to affiliate	(1,464)	(617)
Accrued expenses and taxes	(7,368)	(3,272)
Other	(92)	(138)

Net cash provided by operating activities	12,454	14,872
Investing activities:
Purchases of property, plant and equipment	(4,949)	(14,766)
Purchases of short-term investments — available-for-sale securities	(36,841)	(27,857)
Interest income on short-term investments — available-for-sale securities	647	—
Realized loss on derivatives	(20)	—
Dividends received from short-term investments — available-for-sale securities	15	—
Proceeds from repayment of note receivable from affiliate	—	165
Investments in joint ventures	(1,324)	(356)
Sale of investment in joint venture	—	1,875
Restricted cash	—	(1,186)

Net cash used in investing activities	(42,472)	(42,125)
Financing activities:
Common stock dividends	(639)	(639)
Finance fees related to new credit facility	(40)	(40)
Repayment of debt	—	(8)

Net cash used in financing activities	(679)	(687)

Decrease in cash and cash equivalents	(30,697)	(27,940)
Cash and cash equivalents at beginning of period	291,788	303,882

Cash and cash equivalents at end of period	$261,091	$275,942

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three months ended
	March 31,
	2009	2008
Net earnings	$2,726	$10,128
Income tax expense	1,743	6,340
Interest expense	5,140	5,043
Interest income	(1,183)	(2,557)
Depreciation	5,644	4,652

EBITDA	$14,070	$23,606

Stock-based compensation expense	—	188
Stock appreciation rights compensation (income) expense [1]	(35)	105
Other loss (income) — unrealized gain on derivatives	96	(3,135)

Adjusted EBITDA	$14,131	$20,764

[1]	SARs are cash settled at time of exercise
EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before share based compensation expense related to stock options and stock appreciation rights (SARs), and before gains or losses on investments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. The charges related to our grants of stock options are non-cash charges that are excluded from our calculation of EBITDA under our unsecured senior notes. Our SARs (which settle in cash) are revalued each quarter based upon changes in our stock price. Management believes that eliminating the charges associated with our share based compensation and our investments allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price of our common stock and our investments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.